SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[X] Preliminary Information Statement

[   ] Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)

[   ] Definitive Information Statement

Enservco Corporation

(Name of Registrant as Specified in Its Charter)

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Enservco Corporation

501 South Cherry Street, Suite 320
Denver, CO 80246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On June 17, 2014

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Enservco Corporation (“Enservco”) on June 17, 2014, at 10:00 a.m., local time, at Suite 1000, 6400 Fiddlers’ Green Circle, Greenwood Village, CO 80111(the “Annual Meeting”). At the Annual Meeting, the Company will submit the following three proposals to its stockholders for approval:

1.	To elect four directors for the ensuing year.

2.	To ratify and approve the appointment of EKS&H, LLLP, as Enservco’s independent registered accounting firm for the year ended December 31, 2014.

3.	To amend the Company’s Certificate of Incorporation to establish the quorum requirement for stockholders’ meetings at one-third of the outstanding shares entitled to vote at a meeting of the stockholders as permitted by the Delaware General Corporation Law.

Any other business that may properly come before the meeting will also be conducted.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Information Statement. Only holders of record of our common stock on May 2, 2104 (“the Record Date”) will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The Board is not soliciting your proxy or consent in connection with the matters discussed above. Stockholders who wish to vote on the proposals must attend the Annual Meeting and vote in person at the meeting or otherwise designate a proxy to attend the Annual Meeting and vote on their behalf.

Pursuant to 14a-16(a) (and as required by Rule 14c-2) of the regulations of the Securities and Exchange Commission (the “Commission”) and since the Company is making information available through the Internet rather than utilizing the full-set delivery option, this Information Statement must be made available to stockholders at least 40 calendar days prior to the earliest date on which the matters discussed above may take effect and notice of internet availability hereof must be sent to stockholders at least 40 calendar days prior to the meeting date.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Michael D. Herman

Chairman of the Board and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S INFORMATION STATEMENT

The Company’s Information Statement, Annual Report on Form 10-K, and the other meeting materials are available on the Internet at: http://irdirect.net/ENSV/corporate_document/130.

2014 PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

PROPOSAL ONE: ELECTION OF DIRECTORS	5

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25

PROPOSAL THREE: AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE QUORUM REQUIREMENT	26

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION	27

OTHER MATTERS	28

STOCKHOLDER PROPOSALS	28

Enservco Corporation

501 South Cherry Street, Suite 320
Denver, CO 80246

INFORMATION STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2014 at 10:00 am Mountain time

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

April 11, 2014

We are furnishing this Information Statement to stockholders of ENSERVCO CORPORATION (“We” or “Enservco” or the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. We will hold the Annual Meeting on June 17, 2014, at 10:00 a.m. (local time), at Suite 1000, 6400 Fiddlers’ Green Circle, Greenwood Village, CO 80111.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Information Statement (including the Notice of Annual Meeting of Stockholders) are first being made available to stockholders beginning on or about April 30, 2014. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements (“Annual Report”), was filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2014. (This Information Statement and the Annual Report are collectively referred to herein as the “Meeting Materials.”) The Company expects to file its quarterly report on Form 10-Q on or before May 15, 2014 and will make it available to stockholders shortly after it is filed.

A notice of the Internet Availability of the Meeting Materials (“Notice”) will be mailed to stockholders on or about May 8, 2014. You will not receive a printed copy of the Meeting Materials. Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials.

Voting Securities and Vote Required.

Holders of record of our common stock at the close of business on May 2, 2104 (the “Record Date”) will be entitled to vote on all matters. On the Record Date, we had 36,373,599 shares of common stock issued and outstanding, which represented our only class of voting securities outstanding. The holders of shares of our common stock are each entitled to one vote per share. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the meeting.

For the transaction of business at the Annual Meeting a quorum must be present. A quorum consists of a majority of the shares entitled to vote at the meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the meeting may be adjourned to a future time and date.

Michael and Debra Herman, and Rick Kasch, owners of approximately 43.54% of the voting shares of Enservco’s common stock, have advised Enservco that they intend to vote FOR the proposals presented at the meeting.

As to the election of directors under Proposal No. 1, the stockholders will be entitled to vote at the Annual Meeting for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors will be elected by a plurality of votes at the meeting.

Proposal No. 2 (ratification of the appointment of our independent registered accounting firm) will be approved if a majority of the votes cast at the Annual Meeting vote in favor of such proposal. Proposal No. 2 is advisory in nature and non-binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the Company’s independent auditor selection.

With respect to Proposal No. 3 (the amendment to the Company’s Certificate of Incorporation to provide for a quorum requirement of one-third), the votes of a majority of the outstanding stock are required for its adoption.

No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting.

Meeting Materials

In accordance with the rules and regulations of the SEC, instead of mailing a printed copy of this Information Statement and the Meeting Materials to each stockholder of record, the Company will furnish Meeting Materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the Meeting Materials. Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials. If you would like to receive a printed copy of the Meeting Materials, and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.

As noted above, the Company is NOT soliciting proxies for the Annual Meeting of Stockholders. Stockholders who wish to vote must either attend the meeting or on their own accord designate a proxy to attend the Annual Meeting and vote on their behalf.

If you are a stockholder of record, you may vote in person at the Annual Meeting and ballots will be distributed at the meeting.

If you are not a stockholder of record, but own shares through a brokerage account or other nominee relationship, you must present authorization from the broker or nominee to cast your vote. A copy of your most recent brokerage account statement showing your ownership of the Company’s shares would be sufficient.

Cost of the Meeting

The Company is not soliciting proxies for this meeting and therefore the Company is not bearing the cost of soliciting any proxies. The Company is bearing the cost of preparing this Information Statement, making it available to stockholders, and of holding the Annual Meeting as described herein.

Forward-Looking Statements

This Information Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies, or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2013. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Security Ownership of Management

As of the Record Date the Company had 36,373,599 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group:

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock
Michael D. Herman	Chief Executive Officer and Chairman	14,215,367 (3)	39.1%
Rick D. Kasch	Director and President	2,909,424 (4)	7.7%
Gerard Laheney	Director	308,700 (5)	*
Steven P. Oppenheim	Director	250,000 (6)	*
Robert Devers	Chief Financial Officer and Treasurer	104,315 (7)	*
Austin Peitz	Vice President of Operations	666,667 (8)	1.8%
All current directors, executive officers and named executive officers as a group (6 persons)		18,454,473	47.4%

Notes to Security Ownership of Management table shown above:

* The percentage of common stock beneficially owned is less than 1%.

(1)   The address of the beneficial owners is c/o Enservco Corporation 501 S. Cherry Street, Suite 320, Denver, CO. 80246

(2)   Calculated in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(3)   Consists of 7,681,707 shares of common stock owned directly by Mr. Herman and 6,533,660 shares of common stock owned by Mr. Herman’s spouse.

(4)   Consists of (i) 1,546,924 shares of common stock owned by Mr. Kasch; (ii) warrants to acquire 37,500 shares exercisable at $0.55 per share through November 2, 2017 and (iii) options to acquire 1,325,000 shares of common stock which are vested or will vest within 60 days.

(5)   Consists of (i) 108,700 shares of common stock acquired by Mr. Laheney from Hermanco, LLC (an affiliate of Mr. Herman) and (ii) options to acquire 200,000 shares of common stock which are vested.

(6)   Consists of options to acquire 250,000 shares of common stock which are vested.

(7)	Consists of (i) 4,315 shares of common stock owned by Mr. Devers and (ii) options to acquire 100,000 shares of common stock which are vested or will vest within 60 days.

(8)   Consists of options to acquire 666,667 shares of common stock which are vested or will vest within 60 days.

There has been no change of control of Enservco since the July 2010 acquisition of Aspen Exploration Corporation.

Security Ownership of Certain Beneficial Owners

As of the Record Date, the Company is not aware of any persons that beneficially own more than 5% of its outstanding common stock who does not serve as an executive officer or director of the Company, except for Mr. Herman’s spouse (whose shares are included in Mr. Herman’s beneficial ownership reported in the table above) and Cross River Partners LP (as presented in the table below based solely on the Schedule 13D filed by Cross River Partners LP).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Cross River Partners LP 456 Main Street, 2nd Floor Ridgefield, CT 06877	3,257,143	8.9%

(1)    Calculated in accordance with 1934 Act Rule 13d-3, as amended. The Schedule 13G filed by Cross River Partners LP on February 14, 2014, reflects that the following persons share voting and dispositive power with respect to the foregoing shares beneficially owned: Cross River Capital Management LLC (a Delaware limited liability company) and Richard Murphy, an individual.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following persons have been nominated by the Board of Directors for election to the Company’s Board of Directors:

  Michael D. Herman;
  Gerard Laheney;
  Rick D. Kasch; and
  Steven P. Oppenheim.

Each of Messrs. Herman, Laheney, Kasch, and Oppenheim are currently members of the Board of Directors.

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. The Company does not currently have a separate nominating (or similar) committee, and given the Company’s small size, the Company does not yet believe such a committee is necessary. However, as the Company grows, it may consider establishing a separate nominating committee. Currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary. In identifying Board candidates, it is the Board’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company like Enservco while also reviewing other appropriate factors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

Identification of Directors and Executive Officers

As of the Record Date, the names, titles, and ages of the members of the Company’s Board of Directors and its executive officers are as set forth in the below table.

Name	Age	Position
Michael D. Herman	56	Chief Executive Officer and Chairman of the Board of Directors

Rick D. Kasch	63	President and Director

Gerard Laheney	76	Director

Steven P. Oppenheim	67	Director

Robert J. Devers	51	Chief Financial Officer, Principal Financial Officer, and Treasurer

Austin Peitz	35	Vice President of Field Operations

Michael D. Herman. Mr. Herman was appointed as the Company’s Chief Executive Officer, President and as Chairman of the Board of Directors on July 27, 2010. On August 23, 2010 he ceased serving as President, but continues to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors. Mr. Herman has served as the Chairman and control person of Dillco since December 2007 and Heat Waves since March 2006. Since 2005, Mr. Herman has served as the Chairman of Pyramid Oil Company (NYSE MKT: PDO), a California corporation involved in acquiring and developing oil and natural gas wells. Mr. Herman was the Chairman and owner of Key Food Ingredients LLC (“Key Food”) from January 1, 2005 until October, 2007. Key Food supplies dehydrated vegetables from its factory in Qingdao, China to customers worldwide. Mr. Herman was Chairman and owner of Telematrix, Inc. from October 1992 until December 1998, when that company was sold to a major hospitality company, and he repurchased a majority ownership interest in December 2004 and held that majority ownership interest until April 2006. Telematrix, Inc. designs and distributes communications products and telephones to hospitality and business customers globally. Mr. Herman is the Chairman of the Board and Interim President and CEO and principal shareholder of Pyramid Oil Company, a publicly held corporation traded on the NYSE MKT. Mr. Kasch also serves on the board of directors of Pyramid Oil Company.

Rick D. Kasch. Between July 2012 and his appointment as President in April 2013, Mr. Kasch served as Chief Financial Officer of the Company, and on July 25, 2012 Mr. Kasch was elected to the Board of Directors of the Company. Mr. Kasch served as the principal financial officer of Enservco Corporation’s predecessor (Enservco LLC) since its inception in May 2007. Mr. Kasch also served as the principal financial officer, Secretary and Treasurer of Dillco Fluid Services, Inc. since December 2007. Further, he has served as a manager and the principal financial officer for Heat Waves Hot Oil Service LLC since March 2006. Additionally, Mr. Kasch has served as President or Chief Financial Officer for various other companies, including software development, hospitality, and internet-based companies. Mr. Kasch serves on the board of directors of Pyramid Oil Company, a publicly held corporation traded on the NYSE MKT of which Mr. Michael Herman is the Chairman of the Board and Interim President and CEO. Mr. Kasch received a BBA - Accounting degree from the University of South Dakota. Mr. Kasch is a certified public accountant, but does not hold an active license.

Gerard P. Laheney. Mr. Laheney was appointed to the Company’s Board of Directors on July 27, 2010 and continues to serve as an independent director. Mr. Laheney has been serving as a member of the Audit Committee of the Company’s Board of Directors since its formation in May, 2013. Mr. Laheney has approximately twenty-seven years of experience in the financial industry as he has long served as a financial adviser and asset manager. Since 1993, Mr. Laheney has served as the President of Aegis Investment Management Company, an investment advisory firm specializing in global investment portfolio management.  Mr. Laheney previously served in other positions in the financial industry, including serving as a Vice President of Dean Witter Reynolds from April 1990 to December 1993. Mr. Laheney served on the Board of Directors of Reading International, Inc. (NASDAQ: RDI) from 2003 through 2012, and remains an outside consultant to Reading International for global markets and foreign currency.

Steven P. Oppenheim. Mr. Oppenheim was appointed to the Company’s Board of Directors on April 29, 2013 and continues to serve as an independent director. Mr. Oppenheim has been serving as the chairman of the Audit Committee of the Company’s Board of Directors since its formation in May, 2013. He has over forty years of experience in accounting, securities, tax and finance. He served as an independent member of the Board of Directors of Sunair Services Corporation (AMEX: SNR) from January 2004 to mid-December 2009 at which time SNR’s business was sold to a private competitor and SNR’s entire Board ceased to serve. He served on SNR’s Audit Committee during his term as a director and interacted with SEC counsel and outside accountants relating to 1933 Act and Exchange Act filings and compliance, acquisitions and divestitures. Mr. Oppenheim also served as Chairs of SNR’s Compensation Committee and Nominating Committee from 2006 to mid-December 2009, handling stock option grants, employee plans and executive compensation, and with nominating process of new directors and director independence review. Mr. Oppenheim obtained both his Juris Doctor and Bachelor of Business Administration - Accounting Degrees from the University of Miami, emphasizing accounting, finance, tax and securities. He currently works as a corporate officer of three separate private business enterprises and has done so for the past 15 years, where he is involved with ongoing work in accounting and financial statements, and employee compensation and benefits, and he interacts with outside counsel and accountants. Mr. Oppenheim previously served as Tax Supervisor at Coopers & Lybrand CPA firm, with audit and tax staff for accounting systems, audit work papers, financial statements and tax matters. Also, more than 25 years ago, he represented a private oil refinery and independent oil dealer, reviewed oil and gas private placement ventures, and served as personal advisor to a former President of Texaco Inc. He is not a director of any other public companies.

Robert J. Devers. Mr. Devers was appointed by the Board of Directors as the Company’s Chief Financial Officer and Treasurer on April 29, 2013. Prior to joining the Company, Mr. Devers spent the last two years as an independent consultant providing finance and accounting services to public companies in the mining and beverage distribution sectors. From June 2007 to April 2011, Mr. Devers served as Chief Financial Officer of Silver Bull Resources, a mineral exploration company that was listed on both the NYSE MKT and TSX. Additionally, Mr. Devers served as Senior Director – Financial Analysis and Internal Audit of The Broe Companies Inc., a large privately held international company in the Denver area with investments in real estate, transportation, mining, and oil and gas exploration. He has also served as a corporate officer and financial executive for several other privately-held and publicly traded companies. Earlier in his career, Mr. Devers spent three years in public accounting with a regional firm that specialized in publicly held oil and gas exploration and production companies. Mr. Devers received a Bachelor of Arts degree in Accounting from Western State College.

Austin Peitz. Mr. Peitz has been Vice President – Field Operations since January 2013 and has been a significant employee of the Company for a substantial period of time. Mr. Peitz has worked for Heat Waves since October 1999 and has been involved in nearly all aspects of operations since that time. In his current position as Vice President – Field Operations, Mr. Peitz is in charge of overseeing and coordinating field operations.

Significant Employees

There are no significant employees of Enservco other than its executive officers named above.

Transactions with Related Persons

The following sets forth information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant stockholders since January 1, 2012 or otherwise outstanding as of April 30, 2014.

Employment Agreements

See the Executive Compensation section of this Information Statement for a discussion of the employment agreements between the Company and each of Messrs. Herman, Kasch, Peitz and Devers.

Loan Transactions

On November 21, 2009 Mr. Herman loaned $500,000 to Heat Waves pursuant to the terms of a promissory note (the “Heat Waves Note”). The Heat Waves Note accrued interest at 3% per annum and was due in full by December 31, 2018. Mr. Herman had subordinated the entire loan amount in connection with agreements with a prior bank lender, although certain repayments were permitted. As described in more detail below and in connection with bank refinancing with PNC Bank in November 2012, Mr. Herman was required to convert the remaining principal balance of $277,760 on this loan into Units on the same terms as a private placement offering completed at about the same time. The outstanding accrued interest of $1,356 on this loan was paid out in cash to Mr. Herman on or around the same date as the stock subscription agreement.

On March 31, 2010, Mr. Herman loaned an additional $1,200,000 to Heat Waves pursuant to the terms of a promissory note (the “Heat Waves Note II”). The Heat Waves Note II also accrued interest at 3% per annum, was due in full by December 31, 2018, and was subordinated to the prior bank lender. As described in more detail below and in connection with bank refinancing with PNC Bank in November 2012, Mr. Herman was required to convert the remaining principal balance of $1.2 million on this loan into Units on the same terms as a private placement offering completed at about the same time. The outstanding accrued interest of $43,662 on this loan was paid out in cash to Mr. Herman on or around the same date as the stock subscription agreement.

Conversion of Subordinated Debt

In connection with the PNC financing in November 2012, Mr. Herman agreed to convert the outstanding principal balance of $1,477,760 under both notes into common stock and warrants on the same terms as the private placement being offered to investors (i.e. Units at $350 per Unit, each Unit consisting of 1,000 shares of Enservco common stock and warrants to purchase 500 shares at $0.55 per share). As a result, Mr. Herman was issued 4,222,000 shares of common stock and warrants to acquire 2,111,000 shares of common stock at $0.55 per share. The $45,018 of accrued interest owed to Mr. Herman from the subordinated debt was paid in cash from funds received through the PNC agreement and Private Placement.

Also as a condition of the refinancing with PNC, PNC required that Mr. Herman enter into a guarantee agreement for $3,500,000 and pledge 250,000 shares of an unaffiliated publicly traded company, owned by Mr. Herman. Accordingly, the Board of Directors agreed to continue the $12,500 per month guarantee fee that was previously being paid under the previous debt facility. In connection with the PNC amendment in November 2013, PNC agreed to release the 250,000 shares of stock pledged under the agreement.

In November 2013, Mr. Herman exercised the 2,111,000 warrants mentioned above for cash consideration of $1,161,050.

Academy Bank Guaranty by Enservco and Mr. Herman

In 2013, Heat Waves entered into a real estate loan with Academy Bank, N.A. to fund operations in North Dakota in the amount of $720,000, under a note maturing on September 10, 2028 with a rate of interest at 5% above the index rate, but no lower than 3.75%. As a condition of making the loan, Academy Bank required Mr. Herman to guaranty $100,000 of the loan. If the Company makes a principal payment equal to or greater than $100,000, the guaranty shall be released in full. As of March 31, 2014, the guaranteed amount is $100,000.

Related Party Purchase in Equity Offering

In connection with the Private Placement completed in November 2012, the Company’s President, Rick Kasch, purchased 75 units for total consideration of $26,250. Similar to unaffiliated investors, each Unit cost $350 and consisted of 1,000 shares of Enservco common stock and warrants to purchase 500 shares at $0.55 per share). As such, Mr. Kasch acquired 75,000 shares of common stock of the Company, and was granted warrants to purchase 37,500 shares of common stock of the Company at $0.55 per share.

Encore Energy Partners, LLC’s Purchase of Equipment from the Company

In February 2014, Encore Energy Partners, LLC, (“Encore”) an entity owned 50% by Mr. Herman, purchased three vehicles including a water transport, a trailer, and a hot oil truck (the “Vehicles”) from the Company. Two of the Vehicles were not able to be used by the Company due to their poor condition. The market value of the Vehicles was approximately $38,000. After considering that the Company and its subsidiaries were no longer utilizing the Vehicles, and that the offer was in excess of fair market value, the Board of Directors unanimously approved the sale of the Vehicles (Mr. Herman abstaining) to Encore on the terms set forth above on February 3, 2014.

Mr. Kasch’s Pledge of Company Shares

The Company’s President, Rick D. Kasch, carries a personal line of credit with Commerce Bank, the terms of which require the pledge of Enservco common stock as collateral. As of April 7, 2014, Mr. Kasch has pledged 400,000 shares of Enservco common stock to Commerce Bank pursuant to his line of credit.

Compensation Committee Interlocks and Insider Participation

On October 8, 2013, the Company’s President, Rick D. Kasch, was appointed to the board of directors of Pyramid Oil Company (NYSE MKT: PDO), an oil and gas company based in Bakersfield, California (“Pyramid”). In conjunction with his appointment to the Pyramid board of directors, Mr. Kasch was also elected to be chairman of Pyramid’s audit committee, and selected as a member of Pyramid’s compensation committee and nominating committee.

The Company’s Chief Executive Officer, Mr. Herman, has served as chairman of the board of Pyramid since 2005 and is a principal shareholder of PDO owning about 41.3% of the outstanding shares of PDO. On October 8, 2013, Mr. Herman was elected Interim President and Chief Executive Officer of PDO.

Director Independence

The Company utilizes the definition of “independent” as it is set forth in Section 803A(2) of the NYSE MKT Rules. Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the board (including any relationships). Based on the foregoing criteria, Messrs. Laheney and Oppenheim are considered independent directors and were confirmed as such by the Board of Directors.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires Enservco’s directors and officers and any persons who own more than ten percent of Enservco’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). All directors, officers and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files. Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2013, and subsequently, we believe that during the Company’s 2013 fiscal year all filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with except Mr. Laheney who failed to file a Form 4 reporting a gift of 30,000 shares to his children, which form has subsequently been filed.

Corporate Governance

In considering its corporate governance requirements and best practices, Enservco looks to the NYSE MKT Listed Company manual. The manual is available through the Internet at http://wallstreet.cch.com/MKT/CompanyGuide/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. In the past and currently, Michael Herman has served and continues to serve as both the Company’s Chief Executive Officer and Chairman of the Board. As Chief Executive Officer Mr. Herman is not involved in the day-to-day operations of the Company but instead provides strategic guidance on the Company’s operations on an as-needed basis. The Board believes Mr. Herman’s experience, knowledge, and connections in the oil and gas industry are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Herman is intimately familiar with the Company’s current and planned operations and has a significant amount of experience in the oil and gas industry in general.

Board’s Role and the Role of the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that Enservco faces, the Board of Directors and audit committee have been responsible for oversight of risk management. The full Board and the audit committee have responsibility for general oversight of risks facing the Company.  Specifically, the audit committee will review and assess the adequacy of Enservco’s risk management policies and procedures with regard to identification of Enservco’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The audit committee will also review and assess the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

On May 29, 2013, the Board adopted a policy requiring that disinterested directors approve transactions with related parties which are not market-based transactions. The Board of Directors had been following this policy on an informal basis before. For example, in November 2012, the Board did not address Mr. Kasch’s purchase of units in the equity offering on the same terms as the other unaffiliated purchasers. On the other hand, the Board reviewed and specifically approved Mr. Herman’s acquisition of units for the satisfaction of debt, and his purchase (through Encore Partners) of certain equipment of the Company.

Generally the Board of Directors will approve transactions only to the extent the disinterested directors believe that they are in the best interests of Enservco and on terms that are fair and reasonable (in the judgment of the disinterested directors) to Enservco.

Audit Committee

The Board of Directors established the Audit Committee on May 29, 2013, in accordance with Section 3(a)(58)(A) of the Exchange Act and NYSE MKT Rule 803(B) as modified for smaller reporting companies by NYSE MKT Rule 801(h). The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

The members of our Audit Committee are Messrs. Laheney and Oppenheim. Mr. Oppenheim is chairman of the Audit Committee. On May 29, 2013, the Board of Directors determined that Gerard Laheney and Steven P. Oppenheim were independent under SEC Rule 10A-3(b)(1) and NYSE MKT Rule 802(a). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the audit committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy. The Audit Committee held three meetings during the year ended December 31, 2013.

The Audit Committee meets quarterly with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

The Audit Committee has reviewed and discussed the audited financial statements appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2013, with Enservco management. The Audit Committee has discussed with the Company’s independent auditors (EKS&H LLLP, “EKSH”) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversignt Board in Rule 3200T and has received written disclosures from EKSH required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding EKSH’s independence. The Audit Committee has discussed EKSH’s independence with representatives of EKSH. Based on that review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included with the Company’s Form 10-K.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at http://www.enservco.com.

No Nominating Committee

Enservco has not established a nominating committee. Under the NYSE MKT Rule 804(a), if there is no nominating committee, nominations must be made by a majority of the independent directors. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) nominating decisions are made by the independent directors. In order to comply with the NYSE MKT rules, however, Enservco has adopted a nomination procedure in its Bylaws by which eligible stockholders may nominate a person to the Board of Directors. That procedure is as follows:

Enservco will consider all recommendations from any person (or group) who holds and has (or collectively if a group have) held more than 5% of Enservco’s voting securities for longer than one year. Any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the stockholders at which directors are to be elected must submit a notification of the stockholder’s intention to make a nomination (“Notification”) to Enservco by the date mentioned in the most recent proxy statement under the heading “Proposal From Stockholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5, and in that notification must provide the following additional information to Enservco:

i)	Name, address, telephone number and other methods by which Enservco can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term “beneficial ownership” is defined in SEC Rule 13d-3);

ii)	If the stockholder owns shares of Enservco’s voting stock other than on the records of Enservco, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

iii)	Information from the stockholder regarding any intentions that he or she may have to attempt to make a change of control or to influence the direction of Enservco, and other information regarding the stockholder any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder making a solicitation subject to SEC Rule 14a-12(c);

iv)	Information from the stockholder regarding any intentions that he or she may have to attempt to make a change of control or to influence the direction of Enservco, and other information regarding the stockholder any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder making a solicitation subject to SEC Rule 14a-12(c);

v)	All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, which shall be in a form reasonably acceptable to Enservco.

No Compensation Committee or Compensation Consultant

Enservco has not established a compensation committee. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) compensation decisions are made by the independent directors. Under the NYSE MKT Rule 805(a), if there is no compensation committee, compensation of the CEO (being Mr. Herman) must be determined, or recommended to the Board for determination, by a majority of independent directors on its Board of Directors. The CEO may not be present during voting or deliberations of his compensation.

NYSE MKT Rule 805(c)(1) enhances the independence requirements for directors in connection with compensation decisions by requiring that the directors “consider all factors specifically relevant to determining whether a director has a relationship to the listed company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member.” On May 29, 2013, the Board of Directors determined that Messrs. Laheney and Oppenheim were independent under this requirement. Their independence is considered at each audit committee meeting.

Although NYSE MKT Rule 805(c)(3)(i) provides that the Compensation Committee may (in its discretion, not the discretion of the Board) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the compensation committee have not decided to do so.

Code of Business Conduct and Whistleblower Policy

On July 27, 2010, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy (the “Code of Conduct”) which the Board updated on May 29, 2013. The Code of Conduct applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct establishes standards and guidelines to assist our directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is posted at our website: www.enservco.com. Additionally, a copy of our Code of Conduct was filed as an exhibit to our Current Report on Form 8-K dated July 27, 2010 and the amended Code of Conduct was filed as an exhibit to a Current Report on Form 8-K dated May 29, 2013.

Insider Trading Policy

On July 27, 2010, our Board of Directors adopted an Insider Trading Policy which the Board updated on May 29, 2013. The Insider Trading Policy applies to all of our officers, directors, and employees. Our Insider Trading Policy is posted at our website: www.enservco.com. Additionally, a copy of our Insider Trading Policy was filed as an exhibit to our Current Report on Form 8-K dated July 27, 2010 and the amended policy was filed as an exhibit to a Current Report on Form 8-K dated May 29, 2013.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, 501 South Cherry Street, Suite 320, Denver, CO 80246. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board of Directors held five formal in-person or telephonic meetings during the fiscal year ended December 31, 2013 and acted by unanimous consent six times during 2013. The Board has held one meeting thereafter through April 30, 2014 and acted by consent four times. None of the incumbent directors attended fewer than 75% of the aggregate of the total number of Board meetings during fiscal 2013. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company.

Board members are not required to attend the annual general meeting. The Company last held an annual meeting of stockholders in July 2013 and all Board members were in attendance.

Executive Compensation

The following table sets out the compensation received for the fiscal years December 31, 2013 and 2012 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers (collectively referred to herein as the “NEOs”):

SUMMARY COMPENSATION TABLE

						(1)	Non-Equity	Non-Qualified
Name and	Fiscal		Bonus		Stock	Option	Incentive Plan	Deferred Plan	All Other
Principal Position	Year	Salary	and Other		Awards	Awards	Compensation	Compensation	Compensation		Total

Michael D. Herman, CEO and Chairman (2)	2013	$-	$188,000	(2)	$-	$-	$-	$-	$12,155	(2)	$192,155
	2012	$-	$187,500	(2)	$-	$-	$-	$-	$61,723	(2)	$249,223

Rick D. Kasch, Director,President, Former Treasurer, and CFO	2013	$243,059	$65,000		$-	$-	$-	$-	$33,083	(3)	$341,142
	2012	$225,866	$50,000		$-	$139,488	$-	$-	$43,009	(3)	$458,453

Austin Peitz,Vice President of Field Operations	2013	$181,980	$170,000		$-	$27,769	$-	$-	$19,119	(3)	$398,868
	2012	$156,635	$95,595		$-	$102,016	$-	$-	$40,852	(3)	$395,098

Robert Devers
Treasurer and CFO	2013	$99,672	$25,000		$-	$186,503	$-	$-	$21,238	(3)	$332,413
	2012	$-	$-		$-	$-	$-	$-	$-		$-

(1)

Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See note 15 to the consolidated financial statements for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)	In both fiscal 2013 and fiscal 2012 Mr. Herman elected not to receive any base compensation because he believed that the funds that would have been used to pay his salary were better devoted to helping to grow and develop the Company’s business operations. In February 2014 and January 2013, the Company paid Mr. Herman a bonus of $30,000 and $50,000, respectively, related to the prior year. Mr. Herman’s compensation from the company during 2013 and 2012 consisted of (i) a discretionary bonus awarded, as approved by the board, (ii) payment of accrued interest on the related party subordinated debt as loaned to the Company by Mr. Herman, (iii) the Company paying for his health, life, dental and vision insurance premiums, and (iv) Starting February 1, 2012, pursuant to consent by the board dated February 10, 2012, the Company agreed to pay Mr. Herman a continuing guarantee fee of $150,000 per year (paid out as $12,500 per month); such payment would continue for so long as Mr. Herman is liable as guarantor of Company debt. Mr. Herman is not involved in the day-to-day operations of the Company but serves as CEO to provide strategic guidance on an as needed basis. The Company evaluated the services provided by Mr. Herman during the years ended December 31, 2013 and 2012 and determined that it was not necessary to impute compensation for financial reporting purposes.

(3)

Represents: (i) automobile expenses; (ii) health, life, dental and vision insurance premiums; and (iii) matching contributions to the Company’s 401(k) plan incurred on behalf of Mr. Kasch, Mr. Peitz and Mr. Devers by the Company.

Narrative Disclosure to Summary Compensation Table

The Board of Directors acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers. To date, the Company has not retained an independent compensation consultant to assist the Company in reviewing and analyzing the structure and terms of the compensation payable to the Company’s executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

  The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
  The Company’s financial resources, results of operations, and financial projections;
  Performance compared to the financial, operational and strategic goals established for the Company;
  The nature, scope and level of the executive’s responsibilities;
  Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
  The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

•	Base salary;
•	Stock option awards and/or equity based compensation;
•	Discretionary cash bonuses; and
•	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board of Directors believes that base salaries for our executive officers (not including our Chief Executive Officer) are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

Under the employment agreement dated July 27, 2010 with the Company’s Chief Executive Officer (as amended in May 2013), the CEO is not paid a base salary. He is entitled to discretionary bonuses, coverage under health and other benefit plans, an automobile allowance of not less than $1,000 per month, and reimbursement of expenses incurred on behalf of the Company.

Starting February 1, 2012, pursuant to consent by the board dated February 10, 2012, the Company agreed to pay the Chief Executive Officer a continuing guarantee fee of $150,000 per year (paid out $12,500 monthly, at the beginning of the month). Such payment would continue for so long as the Chief Executive Officer is liable as guarantor of Company. This annual payment is not viewed as a base salary; it is deemed a fee paid to the Chief Executive Officer for risks associated with the personal guarantees given on behalf of the Company for various debt agreements held by the Company.

The Company’s other executive officers (being Messrs. Kasch, Devers and Peitz) receive their base salaries in accordance with the terms of their respective employment agreements (which are described below).

Stock Option Plan Benefits – Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Company believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have one active equity incentive plan for our management and employees, the 2010 Stock Incentive Plan.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted each of its executive officers stock options, with the exception of our Chief Executive Officer. Our Chief Executive Officer expressed to the Company that he did not wish to receive such a grant because he believes that, given his significant stock ownership, it was more appropriate to allocate the options to other employees.

In conjunction with entering into an employment agreement on July 27, 2010, Rick Kasch, the Company’s President and member of the Board of Directors, was granted an option to acquire 300,000 shares of Company common stock. Subsequent to this first issuance, on July 19, 2011 and again on February 10, 2012 and on June 6, 2012, Mr. Kasch was granted options to acquire 600,000, 400,000, and 425,000 shares of the Company’s common stock, respectively. Due to vesting terms that would never be realized, the Board of Directors terminated Mr. Kasch’s February 2012 options and subsequently approved Mr. Kasch’s June 2012 options. The exercise price of the non-terminated options is $0.49, $1.10, and $0.46 per share, respectively. All three options are exercisable for a five year term. The option granted on July 27, 2010 had one third of the options vesting immediately upon grant with the remaining portion of the options to vest on a pro-rata basis on each of the first two anniversary dates of the option grant date. The options granted on July 19, 2011 had one half of the options vesting immediately with the second half to vest on the first anniversary of the option grant date. The options granted on June 6, 2012 had 150,000 shares vesting immediately upon grant with another 150,000 shares to vest on the first anniversary and the remaining 125,000 shares to vest on the second anniversary of the option grant date.

In conjunction with entering into an employment agreement on July 27, 2010, Austin Peitz, the Company’s Vice President – Field Operations, was granted an option to acquire 450,000 shares of Company common stock. The option is exercisable for a five-year term with an exercise price of $0.49 per share. One third of the options vested at the time of grant, one third vested on July 27, 2011, and the remaining one third vested on July 27, 2012.

In connection with an amendment to his employment agreement entered into on May 10, 2012, Enservco granted Mr. Peitz an option to acquire 300,000 shares exercisable at $0.46 per share for a period of five years. These 300,000 options will vest in 100,000-option blocks, the first of which vested on June 1, 2013. The next blocks of 100,000 options will vest on each of June 1, 2014, and 2015.

On January 23, 2013, Enservco granted Mr. Peitz an option to acquire 50,000 shares exercisable at $0.70 per share for a period of five years. Options to acquire 16,667 shares will vest on January 1, 2014; options to acquire an additional 16,667 shares will vest on January 1, 2015; and the remaining 16,666 options will vest on January 1, 2016.

On April 29, 2013, Enservco granted Robert Devers an option to acquire 150,000 shares exercisable at $1.27 per share for a period of five years. Options to acquire 50,000 shares will vest on April 29, 2014; options to acquire an additional 50,000 shares will vest on April 29, 2015; and the remaining 50,000 options will vest on April 29, 2016.

On July 25, 2013, Enservco granted Mr. Devers an option to acquire 50,000 shares exercisable at $1.00 per share for a period of five years. These options vested fully at the time of grant.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan. The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

The employment agreements we have entered into with certain of our executive officers provide that each is eligible to receive a discretionary cash bonus. Such bonuses are to be considered and determined by the Board of Directors, and paid during the ninety day period beginning February 1 of the year following that year for which the bonus was earned. After the end of our 2013 fiscal year the Board of Directors awarded cash bonuses to certain of the named executive officers as set forth in the table above.

Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Additionally, except for Mr. Herman, the Company provides its executive officers with an automobile or an automobile allowance. Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Employment Agreements

We have entered into employment agreements with certain Company officers and key employees, including Messrs. Herman, Peitz, Kasch, and Devers.

Michael Herman – As extended by the independent members of the Board of Directors acting on senior executive compensation matters on May 29, 2013 (and as reported on a Form 8-K reporting an event of that date), Mr. Herman’s employment agreement is for a term through June 30, 2015, and is automatically renewed thereafter on a year-to-year basis unless either Enservco or Mr. Herman provides the other with 60 days’ notice of non-renewal. The agreement provides for no base salary. However, Mr. Herman is eligible for an annual discretionary cash bonus based on Mr. Herman’s performance and the performance of the Company as a whole, with any bonus ultimately to be determined by the Board of Directors. Mr. Herman is entitled to receive standard employment benefits. If Mr. Herman is terminated without cause he will be entitled to health benefits for a period of 18 months. The employment agreement also contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Starting February 1, 2012, pursuant to consent by the board dated February 10, 2012, the Company agreed to pay Mr. Herman a continuing guarantee fee of $150,000 per year. Such payment would continue for so long as Mr. Herman is liable as guarantor of Company debt. This annual payment is not viewed as a base salary, but it is deemed a fee paid to Mr. Herman for risks associated with the personal guarantees given on behalf of the Company for various debt agreements held by the Company.

Rick Kasch – As extended by the independent members of the Board of Directors acting on senior executive compensation matters on May 29, 2013 (and as reported on a Form 8-K reporting an event of that date), Mr. Kasch’s employment agreement is for a term through June 30, 2015, and is automatically renewed thereafter on a year-to-year basis unless either Enservco or Mr. Kasch provides the other with 60 days’ notice of non-renewal. The agreement provides for an annual salary of $225,000 through June 30, 2012 and then automatic increases of 5% effective on each July 1 during the term of the agreement. Mr. Kasch is also entitled to standard employment benefits and the use of a Company automobile or alternatively a car allowance of at least $1,000 per month. The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Mr. Kasch’s employment agreement also provides for severance compensation if his employment is terminated for the following two reasons:

1.	A termination without cause - If Mr. Kasch is terminated without cause he will be entitled to all salary that would have been paid through the remaining term of the agreement, or if the agreement is terminated without cause during the final 18 months of the agreement term Mr. Kasch will be entitled to receive a lump sum payment equal to eighteen months of his base salary. Additionally, if Mr. Kasch is terminated without cause, he will be entitled to health benefits for a period of 18 months; and

2.	A termination upon a change of control event or a management change - If Mr. Kasch resigns within 90 days following a change of control event or a management change (being the person to whom he directly reports) he will be entitled to a severance payment equal to 18 months of his base salary with the amount being paid either in a lump sum payment or in accordance with the Company’s payroll practices. Further, Mr. Kasch will be entitled to health benefits for a period of 18 months.

Austin Peitz – Mr. Peitz is Vice President – Field Operations of the Company and is in charge of overseeing and coordinating company-wide field operations. Mr. Peitz’s employment agreement was amended on May 10, 2012, and now provides for a term through June 30, 2015. The agreement provides for an annual salary of $175,000 through June 30, 2013 and then automatic increases of 5% effective on each July 1 during the term of the agreement. Mr. Peitz is also entitled to standard employment benefits and the use of a Company automobile or alternatively a car allowance of at least $1,000 per month. If Mr. Peitz is terminated without cause he is entitled to a severance payment equal to six months of his salary. The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Robert Devers – Mr. Devers became the Chief Financial Officer of the Company on April 29, 2013. His employment agreement is for a term through May 1, 2014, and is automatically renewable thereafter on a year-to-year basis unless either party gives notice of non-renewal at least 60 days in advance. The agreement provides for an annual salary of $150,000. Mr. Devers is also entitled to standard employment benefits and a car allowance of at least $1,000 per month. The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Mr. Devers’ employment agreement also provides for severance compensation if his employment is terminated without cause. If Mr. Devers is terminated without cause, he will be entitled to all salary that would have been paid through the remaining term of the agreement. Additionally, if Mr. Devers is terminated without cause, he will be entitled to health benefits for a period through the remainder of the term of the employment agreement.

Stock Option, Stock Awards and Equity Incentive Plans

In accordance with the Company’s 2010 Stock Incentive Plan the Company granted certain of its executive officers stock options during the Company’s 2013 fiscal year. No other equity based awards were granted to executive officers during the fiscal year.

The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2013, and subsequent thereto.

	Number of Securities Underlying Unexercised Options (1)
Name and Principal Position	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date

Rick Kasch, President	300,000	—	$0.49	07/31/2015
President and Director(2)	600,000	—	$1.10	07/19/2016
	300,000	125,000	$0.46	06/05/2017
	1,200,000	125,000

Austin Peitz	450,000	—	$0.49	07/30/2015
Vice President of Field Operations (3)	100,000	200,000	$0.46	06/05/2017
	—	50,000	$0.70	01/23/2018
	550,000	250,000

Robert J. Devers	50,000	—	$1.00	07/25/2018
Chief Financial Officer, Treasurer (4)	—	150,000	$1.27	04/29/2018
	50,000	150,000

(1)	Includes options granted under 2010 Stock Incentive Plan

(2)	On July 30, 2010 Mr. Kasch was granted an option to acquire 300,000 shares of the Company’s common stock; 100,000 shares underlying the option vested upon grant, and 100,000 shares vesting on each of July 30, 2011 and July 30, 2012. On July 19, 2011 Mr. Kasch was granted an option to acquire 600,000 shares of the Company’s common stock; 300,000 shares underlying the option vested upon grant and the remaining 300,000 shares vested on July 19, 2012. Also, on June 6, 2012 Mr. Kasch was granted an option to acquire 425,000 shares of the Company’s common stock; 150,000 shares underlying the option vested upon grant, with another 150,000 shares vested on June 5, 2013 and the remaining 125,000 shares to vest on June 5, 2014.

(3)	On July 30, 2010 Mr. Peitz was granted an option to acquire 450,000 shares of the Company’s common stock; 150,000 shares underlying the option vested upon grant, with 150,000 shares vesting on each of July 30, 2011 and July 30, 2012. On June 6, 2012 Mr. Peitz was granted an option to acquire 300,000 shares of the Company’s common stock and vest on a pro-rata basis (one third, or 100,000 shares each year) on each of the three anniversary dates of the option grant date. On January 23, 2013, Mr. Peitz was granted an option to acquire 50,000 shares of the Company’s common stock and 16,667 shares underlying the option vest on January 1, 2014, 16,667 vest on January 1, 2015, with the remaining 16,666 shares vesting on January 1, 2016.

(3)	On April 26, 2013, Mr. Devers was granted an option to purchase 150,000 shares of the Company’s common stock and options to acquire 50,000 shares vests on each of April 29, 2014, 2015 and 2016. On July 25, 2013, Mr. Devers was granted an option to purchase 50,000 shares of the Company’s common stock and all of the shares underlying this options vested on the date of grant.

Compensation of Directors

Originally, on July 27, 2010 the Company’s Board of Directors determined that each of the Company’s non-employee directors would receive $5,000 per fiscal quarter plus travel costs. Additionally, each of our non-employee directors was granted a stock option on July 27, 2010. On July 25, 2012, the $5,000 quarterly director fee for non-employee directors was reapproved, and on July 25, 2013, the Board of Directors voted to raise the quarterly director fee to $6,000 per quarter. The Board of Directors also approved on July 25, 2013, the payment of an additional $1,000 per quarter to members of the audit committee, with an additional $500 per quarter to the chair of the audit committee, Mr. Oppenheim.

As such, the table below reflects compensation paid to the non-employee members of the board during 2013.

	Fees
	Earned or	Options
	Paid in	Awards
	Cash	(1)	Total

Gerald Laheney (2)	$24,000	$—	$24,000

Steven P. Oppenheim (3)	$18,432	$220,138	$238,570

(1)	Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See note 15 to the consolidated financial statements for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)	Mr. Laheney received fees in the amount of $24,000 in 2013 for serving on the Board of Directors and on the audit committee. On July 30, 2010 Mr. Laheney was granted an option to acquire 200,000 shares of Company common stock. The option is exercisable for a five-year term at $0.49 per share, and vested in full as of July 30, 2010. As such, no costs were incurred by the Company in 2013 for these options.

(3)	Mr. Oppenheim received fees in the amount of $18,432 in 2013 for serving as a director and chair of the audit committee of the Board of Directors. Mr. Oppenheim was granted an option to acquire 200,000 shares of Company common stock in April 2013. The option is exercisable for a five-year term at $1.27 per share, and vested in full as of April 29, 2013. Mr. Oppenheim was also granted an option to acquire 50,000 shares of Company common stock in July 2013. The option is exercisable for a five-year term at $1.00 per share, and vested in full as of April 29, 2013. The Company recorded expense of $220,138 in 2013 related to the issuance of the options.

Risks of Compensation Programs

The Company’s equity-based compensation is performance-based in that the issued stock options become valuable as the stockholders’ returns (measured by stock price) increase. Furthermore, in all cases, options granted to the Company’s employees are time-based vesting. The Company believes that this vesting, coupled with the internal controls and oversight of the risk elements of its business, have minimized the possibility that the compensation programs and practices will have a material adverse effect on the Company and its financial, and operational, performance.

Board Member Nominee Selection Criteria

As described above, the Board of Directors has general oversight responsibility with respect to risk management, and exercises appropriate oversight to insure that risks are not viewed in isolation and are appropriately controlled. The Company’s compensation programs are designed to work within this system of oversight and control, and the Board considers whether these compensation programs reward reasonable risk-taking and achieve the proper balance between the desire to appropriately reward employees and protecting the Company.

The Company believes that each of the persons nominated for reelection to the Board have the experience, qualifications, attributes and skills when taken as a whole will enable the Board of Directors to satisfy its oversight responsibilities effectively. With regard to the nominees (each of whom is currently a member of our Board) the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

  Michael Herman: Mr. Herman has been actively involved with the Company’s business operations and strategy for several years and has a significant amount of knowledge regarding its current and contemplated business operations. Further, he has been active in the oil and natural gas producing and servicing business since the mid-1980’s and has a broad range of experience in business outside of the oil and natural gas industry that the Board believes is valuable in forming the Company’s business strategy and identifying new business opportunities.

  Gerard P. Laheney: Mr. Laheney has a significant amount of experience within the asset management industry and with the capital markets. Mr. Laheney has been serving as a member of the Audit Committee of the Company’s Board of Directors since its formation in May, 2013. The Board believes Mr. Laheney’s experience and knowledge with the capital markets are valuable to the Board of Directors as a whole.

  Rick D. Kasch: Mr. Kasch has been actively involved with the Company’s financing, business operations, and strategy, for several years and has a significant amount of knowledge regarding its current and contemplated business operations. Mr. Kasch has served as President since July 2011. Further Mr. Kasch has served as Chief Financial Officer for various other companies and the Board believes his experience in locating and executing favorable financing opportunities (both through debt and equity placements) is crucial in the continued development and growth of the Company.

  Steven P. Oppenheim: Mr. Oppenheim was appointed to the Company’s Board of Directors on April 29, 2013 by unanimous consent of the Directors. Mr. Oppenheim has been serving as chairman of the Audit Committee of the Company’s Board of Directors since its formation in May, 2013. Mr. Oppenheim has 40 years of accounting, securities, tax and finance experience. He served on the Board of Directors of Sunair Services Corporation (AMEX SNR), including serving on its Audit, Compensation, and Nominating Committees. The Board believes Mr. Oppenheim’s experience and knowledge in financing and accounting are valuable to the Board of Directors as a whole.

Each share will count has one vote cast for the election of directors, and abstentions and broker non-votes will not be counted. The vote required to elect each director to the Board of Directors is by plurality—the four individuals with the most votes will be elected to the Board of Directors. The Board of Directors recommends a vote “FOR” each of the above-named director nominees.

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the accounting firm of EKS&H LLLP formerly known as Ehrhardt Keefe Steiner & Hottman PC) (“EKSH”) to serve as our independent registered public accounting firm for the 2014 fiscal year. We are asking our stockholders to ratify the selection of EKSH as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EKSH to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

The Board of Directors UNANIMOUSLY recommends a vote “FOR” ratification of the selection of EKSH as our independent registered accounting firm for the 2014 fiscal year. Ratification requires that more votes be cast for the ratification than be cast against ratification.

If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. The Board considers EKSH to be well-qualified to serve as the independent auditor for the Company and EKSH has experience since 2010 in doing so. However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

To the Company’s knowledge, a representative from EKSH is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Fees Billed By Independent Accounting Firm

The aggregate fees billed by to the Company by EKSH for each of the last two fiscal years for professional fees are as follows:

Financial Year Ending	Audit Fees $	Audit Related Fees $	Tax Fees $	All Other Fees $	Total $
December 31, 2013	$122,407	$19,493	$—	$—	$141,900
December 31, 2012	100,000	15,164	—	—	115,164

Audit Fees and audit related fees are amounts billed for professional services that EKSH provided for the audit of our annual financial statements, review of the financial statements included in our reports on 10-Q and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services.

The Board of Directors approved EKSH performing our audit for the 2012 and 2013 fiscal years and the Audit Committee approved EKSH performing our audit for the 2014 fiscal year.

PROPOSAL NO. 3

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE QUORUM REQUIREMENT

On April 10, 2014, the Company’s Board of Directors approved an amendment to Article VI, Section 2 of the Company’s Second Amended and Restated Certificate of Incorporation which, if approved by our stockholders, will reduce the quorum for annual and special meetings of our stockholders from one-half to one-third of the outstanding shares entitled to vote at the meeting. If approved, Article VI, Section 2 of the Company’s Second Amended and Restated Certificate of Incorporation would be amended to as read as follows:

Meetings of Stockholders. Meeting of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the By-laws of the Corporation. Special meetings of the stockholder of the Corporation may be called by the president of the Corporation, the Board of Directors, or by the record holders or holder of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, the quorum shall consist of one-third of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of a majority of shares represented by the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

The purpose of this proposal is to ease the burden placed on the Company’s management in obtaining the necessary votes required for quorum. There may be significant implications to our operations if in the future a quorum is not obtained for a stockholders’ meeting. The Company would expend its resources and time in anticipation of a stockholders’ meeting that would not ultimately be held, and there could be significant delays in implementing significant business matters that might be brought before the stockholders for approval. It has always been the objective of the Company to obtain as high a percentage of stockholders’ voter participation at each meeting of the stockholders as possible, and this objective will not change with the adoption of this proposal.

The adoption of this proposal requires a majority of the outstanding shares entitled to vote. Each share will count as one vote cast for the approval of Proposal No. 3, and abstentions and broker non-votes will not be counted. If approved by the stockholders, the reduction to the quorum requirement will be effective immediately upon filing the amendment with the Delaware Secretary of State. The Board of Directors recommends a vote “FOR” the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE QUORUM REQUIREMENT.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Available with this Information Statement (and available on the Internet as stated above) is the Company's 2013 Annual Report to Stockholders on Form 10-K.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2013, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.enservco.com. Our Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 320, Denver, Colorado 80246; tel: (866) 998-8731.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 320, Denver, CO 80246; tel: (866) 998-8731.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

A copy of our Form 10-K for the year ended December 31, 2013 will be provided, without charge, to any person to whom this Information Statement is delivered upon written or oral request of such person and by first class mail or other equally prompt means within one business day of such request.

OTHER MATTERS

As of the date of this Information Statement, management does not know of any other matters that will come before the Annual Meeting.

STOCKHOLDER PROPOSALS

Enservco Corporation expects to hold its next annual meeting of stockholders in June 2015. Proposals from stockholders intended to be present at the next Annual Meeting of stockholders should be addressed to Enservco Corporation, Attention: Corporate Secretary, 501 South Cherry Street, Suite 320, Denver, CO 80246, and we must receive the proposals by February 14, 2015. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the meeting materials in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail-Return Receipt Requested. After February 14, 2015, any stockholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

ENSERVCO CORPORATION

Michael D. Herman, Chairman and Chief Executive Officer